As filed with the Securities and Exchange Commission on November 6, 2009.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GOLDEN GREEN ENTERPRISES LIMITED
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 69 Huaibei Street Longhai Middle Road Henan, China	451191
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-161924
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, no par value	The NASDAQ Stock Market LLC
Warrants to Purchase Ordinary Shares	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Share and two Warrants	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, no par value (the “Ordinary Shares”), the warrants, exercisable for Ordinary Shares at an exercise price of $5.00 per share (the “Warrants”), and the units, each consisting of one Ordinary Share and two Warrants (the “Units”), of Golden Green Enterprises Limited (the “Company”). The description of the Ordinary Shares, the Warrants and the Units contained in the section entitled “Description of Our Securities” in the Prospectus included in the Company’s registration statement on Form F-1 (File No. 333-161924), as amended from time to time (the “Registration Statement”), are hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.   Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association, adopted on March 17, 2009 (1)
4.1	Specimen Ordinary Share Certificate (2)
4.2	Specimen Warrant Certificate (3)
4.3	Specimen Unit Certificate (4)
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the registrant (5)

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to Form 20-F filed with the Securities and Exchange Commission on March 23, 2009.

(2)
Incorporated by reference to Exhibit 4.7 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission on November 12, 2008 (File No. 333-155312-01).

(3)
Incorporated by reference to Exhibit 4.8 to the registrant’s Amendment No. 1 to Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission on November 12, 2008 (File No. 333-155312-01).

(4)
Incorporated by reference to Exhibit 4.6 to the registrant’s Amendment No. 1 to Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission on November 12, 2008 (File No. 333-155312-01).

(5)
Incorporated by reference to China Opportunity Acquisition Corp.’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 29, 2006 (SEC File No. 333-137716).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLDEN GREEN ENTERPRISES LIMITED

Date: November 6, 2009	By:	/s/ Mingwang Lu
Mingwang Lu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association, adopted on March 17, 2009 (1)
4.1	Specimen Ordinary Share Certificate (2)
4.2	Specimen Warrant Certificate (3)
4.3	Specimen Unit Certificate (4)
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the registrant (5)

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to Form 20-F filed with the Securities and Exchange Commission on March 23, 2009.

(2)
Incorporated by reference to Exhibit 4.7 to the registrant’s Amendment No. 2 to Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission on November 12, 2008 (File No. 333-155312-01).

(3)
Incorporated by reference to Exhibit 4.8 to the registrant’s Amendment No. 1 to Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission on November 12, 2008 (File No. 333-155312-01).

(4)
Incorporated by reference to Exhibit 4.6 to the registrant’s Amendment No. 1 to Registration Statement on Form S-4, which was initially filed with the Securities and Exchange Commission on November 12, 2008 (File No. 333-155312-01).

(5)
Incorporated by reference to China Opportunity Acquisition Corp.’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 29, 2006 (SEC File No. 333-137716).